Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated May 15, 2009, in the Registration Statement and related Prospectus (Form S-6 No. 333-158980) dated May 15, 2009 of Equity Opportunity Trust Value Select Ten Series 2009B.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
May 15, 2009